SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

July 14, 2004
Date of Report (date of earliest event reported)

Datawave Systems Inc.
(Exact Name of Registrant as Specified in its Charter)

Yukon	0-26698	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13575 Commerce Parkway, Suite 110, Richmond, British Columbia V6V 2L1
(Address of principal executive offices)

604.295.1800
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

On July 14, 2004, DataWave Systems Inc., issued a news release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

( c ) EXHIBITS

Exhibit 99.1 News Release, dated July 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWAVE SYSTEMS INC.

By /s/ John Gunn
John Gunn
General Manager, Chief Financial Officer

Dated: July 16, 2004

EXHIBIT INDEX

99.1 News Release, dated July 14, 2004.

DataWave Earns US$494,436 in Fiscal Year 2004, an increase of 17%

Vancouver, British Columbia, Canada, July 14th, 2004 (TSX-V: DTV, OTCBB: DWVSF):

DataWave announces its net income, as reported under generally accepted accounting principles (GAAP) increased 17% to US$494,436 for the fiscal year ended March 31, 2004, from US$421,495 for the fiscal year ended March 31, 2003. EBIDTA (earnings before interest expense, depreciation, taxes and amortization) increased 97% for the year ended March 31, 2004 to US$1,417,913 from US$718,470 for last year (see attached schedule for non-GAAP financial measures).

Total revenues of US$18,043,679 were similar to last year. Gross margins of US$7,188,014 are US$1,223,138 higher than last year and increased to 40% of total revenues from 33%.

Our Canadian operation, which generates most of its revenues from the sale of prepaid long distance and prepaid wireless phone cards and PINs to retailers, provided US$10,772,842 of revenues for the year to March 31, 2004. The US operation experienced revenues of US$7,172,869, primarily from the sale of prepaid long distance calling cards through its network of intelligent vending machines.

Mr. Emanuel, Chairman and CEO, reports, "We are pleased with the profitable results and growth in our distribution channels during the year. Our fourth quarter, traditionally a slow quarter, was profitable and we have now experienced three consecutive years with positive earnings.

"Our point-of-sale activation technology is well established in the Canadian marketplace with more than 2,750 terminals installed as of June 30, 2004 and we serve a further 600 host-to-host or distributor locations.

"Prepaid cellular is the most popular product that we dispense through our POSA systems and is the main contributor to our improvement in gross margin for the fiscal year. We record this revenue on a net agency basis (gross proceeds less payments to suppliers) and during the year gross proceeds increased to US$57,633,025 from US$5,790,818 in the previous year. The increase in gross proceeds shows that we have been successful in rolling out the prepaid cellular product in Canada. Net agency sales recognized under GAAP for prepaid cellular increased from US$61,523 to US$1,655,349.

"Our ability to provide a technological solution that generates significant savings for retailers and provides the customer faster service further solidifies our relationships with national chains in Canada and provides a strong base for entering the US market.

"Our POS capabilities also give us the ability to add value and authorize or reload prepaid products at retail check out registers. This gives us the potential to significantly increase our volume and market share by penetrating the high traffic retail sectors such as grocery stores, quick service, and other high volume retailers. We are already applying this technology with AT&T Corp. and the largest international retailer in the Canadian market.

"We continue to evaluate opportunities that incorporate our existing technology infrastructure. The DataWave financial middleware infrastructure, integrated with financial banking partners, affords opportunities to deliver Prepaid Cash Card programs to multiple niche markets. The DataWave Point of Sale technology, integrated with Prepaid Wireless, Prepaid Internet, and PrePaid Voice Over Internet providers, can offer distribution of POS products to new and existing customers. We are actively working on product development in these areas and we will announce in the future any consummated agreements that will have a material impact on the Company".

A complete analysis of our annual results ending March 31, 2004 is provided on our Form 10K-SB annual report filed on Edgar and is available on the US Securities and Exchange Commission's web site (www.sec.gov) under DataWave's Central Index Number (CIK) 0001000157.

Schedule for non-GAAP Financial Measures

As a supplement to the Company's consolidated financial statements presented on a GAAP basis, the Company provides additional non-GAAP measures for EBITDA. A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. EBITDA is reconciled with Net Income as follows:

	FY2004	FY2003

Net Income (GAAP)	$494,436	$421,495
Add:
Interest Expense (in Other income)	9,442	-
Depreciation	835,035	296,975
Taxes	79,000	-
EBITDA	$1,417,913	$718,470

Management uses EBITDA internally to evaluate its operating performance and for planning and forecasting of the Company's future periods. EBITDA is not a generally accepted earnings measure and should not be considered as an alternative to net income or cash flows as determined in accordance with GAAP. As there is no standardized method of calculating EBITDA, the Company's use of the term may not be comparable with similarly titled measures used by other companies.

Fiscal 2004 Consolidated Financial Statements:

These financial statements have been prepared by Management in accordance with generally accepted accounting principles in the United States and are reported in US dollars.

DATAWAVE SYSTEMS INC.
CONSOLIDATED BALANCE SHEETS
Years ended March 31, 2004 and 2003
(Expressed in United States dollars, except share amounts)

	2004	2003

Assets
Current
Cash and cash equivalents	$ 852,406	$ 2,139,063
Accounts receivable and other	4,337,034	2,031,895
Inventories	2,234,443	1,225,391
Prepaid expenses and deposits	451,377	482,549
Deferred income taxes	-	79,000

Total current assets	7,875,260	5,957,898
Restricted cash	54,000	54,000
Machinery and equipment, net	2,332,997	1,488,682
Deferred development costs	49,335	-
Other long term receivables	110,865	-
Goodwill	1,845,619	1,750,639
Intangible assets, net	378,529	442,510

Total assets	$ 12,646,605	$ 9,693,729

Liabilities
Current
Accounts payable and accrued liabilities	$ 7,638,011	$ 5,825,062
Deferred revenue	61,572	146,420
Current portion of capital lease obligations	64,641	-
Current portion of deferred inducement	27,716	-

Total current liabilities	7,791,940	5,971,482
Capital lease obligations	125,026	-
Deferred income taxes	267,766	267,766
Deferred inducement	280,835	-

Total liabilities	8,465,567	6,239,248

Shareholders' equity
Common shares
Authorized
100,000,000 common shares, no par value
Issued
43,889,334 shares issued and outstanding
at March 31, 2004 and March 31, 2003	15,006,743	15,006,743
Additional paid-in capital	2,725,492	2,725,492
Accumulated other comprehensive income	277,966	45,845
Accumulated deficit	(13,829,163)	(14,323,599)

Total shareholders' equity	4,181,038	3,454,481

Total liabilities and shareholders' equity	$ 12,646,605	$ 9,693,729

DATAWAVE SYSTEMS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended March 31, 2004 and 2003
(Expressed in United States dollars, except share amounts)

	2004	2003

Revenue
Sales	$ 68,970,009	$ 11,126,680
Net agency sales	5,228,771	6,994,548

Total revenue	74,198,780	18,121,228
Cost of revenues	67,010,766	12,156,352

Gross profit	$ 7,188,014	$ 5,964,876

Operating costs and expenses
General and administrative	2,812,821	2,704,411
Selling and marketing	1,562,150	1,492,623
Product development	1,405,248	1,096,792
Depreciation and amortization	835,035	296,975

Total operating costs and expenses	6,615,254	5,590,801

Operating income	572,760	374,075
Other income	13,888	21,891
Equity loss from investee	(64,491)	-
Gain on foreign exchange	51,279	25,529

Income before income taxes	573,436	421,495
Income taxes	79,000	-

Net income	$ 494,436	$ 421,495

Net income per share
Basic and diluted	$ 0.01	$ 0.01

Weighted-average number of common
shares - basic and diluted	$ 43,889,334	$ 43,889,334

DATAWAVE SYSTEMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended March 31, 2004 and 2003
(Expressed in United States dollars, except share amounts)

	2004	2003

Operating activities
Net income	$ 494,436	$ 421,495
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	835,035	296,975
Equity loss from investee	64,491
Deferred income taxes	79,000	-
Net change in non-cash
operating assets and liabilities
Accounts receivable and other	(2,305,139)	76,559
Inventories	(1,009,052)	(1,780,511)
Prepaid expenses	31,172	65,282
Deferred development costs	(49,335)	-
Other long term receivables	(110,865)	-
Accounts payable and accrued liabilities	1,812,949	2,567,018
Deferred revenue	(84,848)	(639,937)
Deferred inducements	308,551	-

Net cash provided by operating activities	66,395	1,006,881

Investing activities
Restricted cash	-	(24,000)
Purchase of machinery and equipment	(1,402,239)	(725,706)

Net cash (used in) investing activities	(1,402,239)	(749,706)

Financing activity
Repayment of capital lease obligations	(182,934)	-

Net cash (used in) financing activity	(182,934)	-

Effect of exchange rate changes
on cash and cash equivalents	232,121	-

(Decrease) increase in cash	(1,286,657)	257,175
Cash and cash equivalents, beginning of period	2,139,063	1,881,888

Cash and cash equivalents, end of period	$ 852,406	$ 2,139,063

Supplemental disclosure of cash flow information:
Income taxes paid	$ -	$ 1,520

Supplemental disclosure of non-cash financing and investing items
Equipment acquired under capital lease obligations	$ 349,155	$ -
Tenant inducements for leased premises	$ 540,466	$ -

About DataWave (http://www.datawave.com))

DataWave has been an innovator and developer of prepaid and stored-value programs and merchandising solutions since it was founded in 1994. DataWave pioneered a system that allows for point-of-sale activation of high value, high shrinkage products, such as cash cards and phone cards. The system works equally well over the Internet, through intelligent freestanding vending machines or with various card activation devices, including cash registers.

DataWave Systems Inc.

John Gunn
General Manager, CFO

Legal Notice Regarding Forward-Looking Statements:

Statements in this news release which are not purely historical are forward-looking statements, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements in this release include, but are not limited, references to: our terminals have captured a significant share of the Canadian prepaid cellular market, our ability to generate significant savings for retailers and provide the customer faster service, that we have a strong base for entering the US market, that prepaid cellular is our most popular product and that we have the potential to significantly increase our volume and market share.

It is important to note that the company's actual results and outcomes may differ materially from those contained in the forward-looking statements contained in this release. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties such as: our products and systems operating as designed; competition who may develop better or cheaper systems; our ability to finance our planned growth; continued market acceptance of our existing products and whether we will achieve broad acceptance of our new products - particularly our Point of Sale Activation (POSA) systems - in the new markets that we have identified; and the overall success of our company in general.

Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Readers should refer to the risk disclosures outlined in our annual report on Form 10-KSB for the year ended March 31, 2004, filed with the United States Securities and Exchange Commission.

"DataWave" is a registered trademark of the Company. All other trademarks and trade names referred to are the property of their respective owners.

"The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release."

For further information, please contact:

Josh Emanuel Chairman & CEO DataWave Ph: 973.774.5000	or E-mail: info@datawave.ca	John Gunn General Manager, CFO DataWave Ph: 604.295.1810